UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Indentures and the Notes

On December 18, 2014, Kindred Escrow Corp. II (the “Escrow Issuer”) completed a private placement of $750 million aggregate principal amount of 8.00% Senior Notes due 2020 (the “2020 Notes”) and $600 million aggregate principal amount of 8.75% Senior Notes due 2023 (the “2023 Notes” and, together with the 2020 Notes, the “Notes”). The 2020 Notes were issued pursuant to the indenture, dated as of December 18, 2014 (the “2020 Indenture”), between the Escrow Issuer and Wells Fargo Bank, National Association, as trustee. The 2023 Notes were issued pursuant to the indenture, dated as of December 18, 2014 (the “2023 Indenture” and, together with the 2020 Indenture, the “Indentures”), between the Escrow Issuer and Wells Fargo Bank, National Association.

Prior to the consummation of the acquisition of Gentiva Health Services, Inc. (the “Acquisition”), the Notes will be the senior secured obligations of the Escrow Issuer. Upon consummation of the Acquisition, the Escrow Issuer will be merged with and into Kindred Healthcare, Inc. (“Kindred” or the “Company”), as a result of which the Notes will be assumed by Kindred and fully and unconditionally guaranteed on a senior unsecured basis by substantially all of Kindred’s domestic 100% owned subsidiaries, including Gentiva and substantially all of its domestic 100% owned subsidiaries (the “Guarantors”), ranking pari passu with all of their respective existing and future senior unsubordinated indebtedness.

If the consummation of the Acquisition does not occur on or prior to March 2, 2015 (subject to the Escrow Issuer’s right on up to two occasions to extend such date not beyond May 1, 2015), the Escrow Issuer must redeem the Notes no later than the next business day (the “Special Mandatory Redemption Date”) for a price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Special Mandatory Redemption Date.

The Indentures contain certain restrictive covenants that will, after the consummation of the Acquisition, limit Kindred’s and its restricted subsidiaries’ ability to, among other things, incur, assume or guarantee additional indebtedness; pay dividends, make distributions or redeem or repurchase capital stock; effect dividends, loans or asset transfers from its subsidiaries; sell or otherwise dispose of assets; and enter into transactions with affiliates. These covenants are subject to a number of limitations and exceptions. The Indentures also contain customary events of default.

Under the terms of the Indentures, after the consummation of the Acquisition, Kindred may pay dividends pursuant to specified exceptions or, if its consolidated coverage ratio (as defined therein) is at least 2.0 to 1.0, it may also pay dividends in an amount equal to 50% of its consolidated net income (as defined therein) and 100% of the net cash proceeds from the issuance of capital stock, in each case since January 1, 2014. The making of certain other restricted payments or investments by Kindred or its restricted subsidiaries would reduce the amount available for the payment of dividends pursuant to the foregoing exception.

The above description of the Indentures is qualified in its entirety by reference to the complete text of the Indentures, copies of which are attached hereto as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Registration Rights Agreements

On December 18, 2014, the Escrow Issuer entered into a registration rights agreement related to the 2020 Notes and a registration rights agreement related to the 2023 Notes (together, the “Registration Rights Agreements”), each with Citigroup Global Markets Inc., as representative of the initial purchasers of the Notes. After the consummation of the Acquisition, Kindred and each of the Guarantors will execute a joinder agreement to become parties to the each of the Registration Rights Agreements.

Pursuant to the Registration Rights Agreements, Kindred and the Guarantors will (among other obligations), after the consummation of the Acquisition, use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offer to exchange each of the 2020 Notes and the 2023 Notes for registered notes with substantially identical terms and consummate such offer within 365 days after the issuance of the Notes. A “Registration Default” will occur if, among other things, Kindred and the Guarantors fail to comply with this requirement. If a Registration Default occurs with respect to the 2020 Notes or the 2023 Notes, the annual interest rate of the 2020 Notes or the 2023 Notes, as applicable, will be increased by 0.25% per annum and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will such increase exceed 1.00% per annum.

The above description of the Registration Rights Agreements is qualified in its entirety by reference to the complete text of the Registration Rights Agreements, copies of which are attached hereto as Exhibits 4.3 and 4.4 and incorporated herein by reference.

Escrow Agreements

On December 18, 2014, Kindred and the Escrow Issuer entered into an escrow agreement related to the 2020 Notes and an escrow agreement related to the 2023 Notes (together, the “Escrow Agreements”), each with Wells Fargo Bank, National Association, as trustee under the Indentures, and as escrow agent. Pursuant to the Escrow Agreements, the Escrow Issuer deposited the gross proceeds of the sale of the 2020 Notes and the 2023 Notes into the separate escrow accounts (the “Escrow Accounts”) and Kindred deposited an additional amount sufficient (together with the gross proceeds deposited by the Escrow Issuer) to fund the redemption of the Notes and to pay all regularly scheduled interest on the Notes to, but not including, the Special Mandatory Redemption Date into the respective Escrow Accounts. The release of the escrowed funds will be conditioned on the consummation of the Acquisition, the merger of the Escrow Issuer with and into Kindred, as a result of which Kindred will assume the Escrow Issuer’s obligations under the Notes, and other conditions set forth in the Escrow Agreements.

The above description of the Escrow Agreements is qualified in its entirety by reference to the complete text of the Escrow Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Forward-Looking Statements

Certain statements contained herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements regarding the Acquisition (including financing of the Acquisition and the benefits, results, effects and timing of the Acquisition), all statements regarding the Company’s (and the Company and Gentiva’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of the Company (and the combined businesses of the Company and Gentiva), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans with respect to Gentiva to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the SEC.

Risks and uncertainties related to the Acquisition include, but are not limited to, the risk that Gentiva’s stockholders do not approve the Acquisition, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition, uncertainties as to the timing of the Acquisition, adverse effects on the Company’s stock price resulting from the announcement or completion of the Acquisition, competitive responses to the announcement or completion of the Acquisition, the risk that healthcare regulatory, licensure or other approvals and financing required for the consummation of the Acquisition are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of Gentiva’s businesses and operations with the Company’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the Acquisition, uncertainties as to whether the completion of the Acquisition or any transaction will have the accretive effect on the Company’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the Acquisition, litigation relating to the Acquisition, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 7.01. Regulation FD Disclosure

Incorporated by reference is a press release issued by Kindred on December 18, 2014, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall this information be deemed incorporated by reference in any filing made by Kindred under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture relating to the 2020 Notes (including form of the 2020 Note), dated as of December 18, 2014, between Kindred Escrow Corp. II and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture relating to the 2023 Notes (including form of the 2023 Note), dated as of December 18, 2014, between Kindred Escrow Corp. II and Wells Fargo Bank, National Association, as trustee.

4.3	Registration Rights Agreement relating to the 2020 Notes, dated as of December 18, 2014, between Kindred Escrow Corp. II and Citigroup Global Markets Inc., as representative of the initial purchasers of the 2020 Notes.

4.4	Registration Rights Agreement relating to the 2023 Notes, dated as of December 18, 2014, between Kindred Escrow Corp. II and Citigroup Global Markets Inc., as representative of the initial purchasers of the 2023 Notes.

10.1	Escrow Agreement relating to the 2020 Notes, dated as of December 18, 2014, among Kindred Healthcare, Inc., Kindred Escrow Corp. II, Wells Fargo Bank, National Association, as trustee under the indenture governing the 2020 Notes, and Wells Fargo Bank, National Association, as escrow agent.

10.2	Escrow Agreement relating to the 2023 Notes, dated as of December 18, 2014, among Kindred Healthcare, Inc., Kindred Escrow Corp. II, Wells Fargo Bank, National Association, as trustee under the indenture governing the 2023 Notes, and Wells Fargo Bank, National Association, as escrow agent.

99.1	Press Release, dated December 18, 2014, issued by Kindred Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

KINDRED HEALTHCARE, INC.

Date: December 18, 2014	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary

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